SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2012

Vermillion, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34810

Delaware	33-059-5156
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

12117 Bee Caves Road Building Three, Suite 100, Austin, TX 78738

(Address of principal executive offices, including zip code)

512.519.0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

On April 4, 2012, Vermillion, Inc. (the “Company”) dismissed PricewaterhouseCoopers LLP (“PwC”) as its independent registered public accounting firm, upon approval of the Audit Committee of the Company’s Board of Directors.

The audit reports issued by PwC for the years ended December 31, 2010 and December 31, 2011 did not contain any adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit reports on the Company’s financial statements for the years ended December 31, 2010 and December 31, 2011 included an explanatory paragraph noting that the Company voluntarily filed for Chapter 11 bankruptcy protection on March 30, 2009 and subsequently emerged from bankruptcy on January 22, 2010, and the audit report on the Company’s financial statements for the year ended December 31, 2011 also included an explanatory paragraph noting that there was substantial doubt about the Company’s ability to continue as a going concern.

During the years ended December 31, 2010 and December 31, 2011 and through April 4, 2012, the Company did not have any disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in its report on the Company’s financial statements for such years. Also, during the years ended December 31, 2010 and December 31, 2011 and through April 4, 2012, there have been no reportable events as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except that, as disclosed in Item 4 of the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010, management of the Company concluded that because the Company filed for Chapter 11 bankruptcy protection on March 30, 2009, the Company did not maintain sufficient staff with the necessary experience in U.S. generally accepted accounting principles to timely perform its controls procedures relating to the accounting and reporting processes. Specifically, the Company did not have sufficient accounting and reporting expertise necessary to make estimates requiring significant judgment or to record complex transactions in a manner necessary to facilitate the timely filing of all Forms required by the Exchange Act of 1934, as amended, and as a result, the Company was not able to timely file all Forms required by the Exchange Act. Therefore, management concluded that this control deficiency constituted a material weakness as of March 31, 2010, June 30, 2010 and September 30, 2010.

The Company has provided PwC with a copy of the above disclosures and requested that PwC furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements concerning PwC. A copy of such letter dated April 9, 2012 is attached as Exhibit 16.1 to this Form 8-K.

On April 4, 2012, the Audit Committee approved the engagement of BDO USA, LLP (“BDO”) as the Company’s new independent registered public accounting firm to audit the Company’s financial statements as of and for the year ending December 31, 2012. The Company will ask stockholders at the 2012 annual meeting of stockholders to ratify the appointment of BDO as the Company’s independent registered public accounting firm for the year ending December 31, 2012.

During the years ended December 31, 2010 and December 31, 2011, and through April 4, 2012, the Company did not consult BDO with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by BDO that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(2)(ii) of Regulation S-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 4, 2012, the Company entered into an employment agreement with Eric Schoen, the Company’s Chief Accounting Officer. Pursuant to the terms of the employment agreement between the Company and Mr. Schoen, the Company will pay Mr. Schoen an annual base salary of $160,000. Mr. Schoen will be eligible for a bonus of up to 30% of his base salary for achievement of reasonable performance-related goals and milestones. In the event Mr. Schoen is terminated without cause or for good reason (as these terms are defined in the employment agreement), he is entitled to receive: (i) continued payment of his base salary as then in effect for a period of nine months following the date of termination; (ii) immediate vesting of 50% of any unvested options previously granted by the Company to him, in addition to a 24-month period after termination to exercise any and all of his vested options to purchase the Company’s common stock; and (iii) continued health and dental benefits paid by the Company until the earlier of nine months after termination or the time that Mr. Schoen obtains employment with reasonably comparable or better health and dental benefits. Additionally, if Mr. Schoen’s employment is terminated without cause or for good reason with the 12-month period following a change of control (as the term is defined in the employment agreement), then, in addition to the severance obligations due to Mr. Schoen as described above, 50% of any then-unvested options previously granted by the Company will vest upon the date of such termination. The foregoing description of the employment agreement between the Company and Mr. Schoen is qualified in its entirety by reference to the full text of the employment agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On April 4, 2012, the Company entered into an employment agreement with William Creech, the Company’s Vice President, Sales and Marketing. Pursuant to the terms of the employment agreement between the Company and Mr. Creech, the Company will pay Mr. Creech an annual base salary of $225,000. Mr. Creech will be eligible for a bonus of up to 40% of his base salary for achievement of reasonable performance-related goals and milestones. In the event Mr. Creech is terminated without cause or for good reason (as these terms are defined in the employment agreement), he is entitled to receive: (i) continued payment of his base salary as then in effect for a period of nine months following the date of termination; (ii) immediate vesting of 50% of any unvested options previously granted by the Company to him, in addition to a 24-month period after termination to exercise any and all of his vested options to purchase the Company’s common stock; and (iii) continued health and dental benefits paid by the Company until the earlier of nine months after termination or the time that Mr. Creech obtains employment with reasonably comparable or better health and dental benefits. Additionally, if Mr. Creech’s employment is terminated without cause or for good reason with the 12-month period following a change of control (as the term is defined in the employment agreement), then, in addition to the severance obligations due to Mr. Creech as described above, 50% of any then-unvested options previously granted by the Company will vest upon the date of such termination. The foregoing description of the employment agreement between the Company and Mr. Creech is qualified in its entirety by reference to the full text of the employment agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description.

	10.1	Employment Agreement between Vermillion, Inc. and Eric Schoen, dated April 4, 2012,

	10.2	Employment Agreement between Vermillion, Inc. and William Creech, dated April 4, 2012

	16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission, dated April 9, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vermillion, Inc.

Date: April 10, 2012	By:	/s/ Eric Schoen
Eric Schoen
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between Vermillion, Inc. and Eric Schoen, dated April 4, 2012,

10.2	Employment Agreement between Vermillion, Inc. and William Creech, dated April 4, 2012

16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission, dated April 9, 2012.